Atlassian Announces Second Quarter Fiscal Year 2025 Results
Revenue of $1,286 million, up 21% year-over-year
Subscription revenue of $1,213 million, up 30% year-over-year
GAAP operating margin of (4)% and non-GAAP operating margin of 26%
Cash flow from operations of $352 million and free cash flow of $343 million
Team Anywhere/San Francisco (January 30, 2025) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its second quarter ended December 31, 2024. A shareholder letter was posted on Atlassian’s Work Life blog at http://atlassian.com/blog/announcements/shareholder-letter-q2fy25 and in the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
Second Quarter Fiscal Year 2025 Earnings Results
“The Atlassian System of Work is resonating with enterprises all over the globe, as business leaders increasingly turn to the Atlassian platform to help teams across their organization collaborate on the opportunities and challenges they face,” said Mike Cannon-Brookes, Atlassian’s CEO and co-Founder. “By infusing AI throughout our world-class cloud platform, we’re empowering all teams to accelerate collaboration and unlock organizational knowledge, further enabling them to unleash their full potential.”
“Strong enterprise sales execution drove better-than-expected revenue across both our Cloud and Data Center offerings, as we delivered 30% year-over-year growth in subscription revenue in the second quarter,” said Joe Binz, Atlassian’s CFO. “The momentum we’re seeing across the business reinforces our conviction around investments we are making in our key strategic priorities of serving enterprise customers, AI, and the System of Work to deliver durable, long-term growth.”
Second Quarter Fiscal Year 2025 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $1,286.5 million for the second quarter of fiscal year 2025, up 21% from $1,060.1 million for the second quarter of fiscal year 2024.
•Operating Loss and Operating Margin: Operating loss was $57.5 million for the second quarter of fiscal year 2025, compared with operating loss of $49.1 million for the second quarter of fiscal year 2024. Operating margin was (4%) for the second quarter of fiscal year 2025, compared with (5%) for the second quarter of fiscal year 2024.
•Net Loss and Net Loss Per Diluted Share: Net loss was $38.2 million for the second quarter of fiscal year 2025, compared with net loss of $84.5 million for the second quarter of fiscal year 2024. Net loss per diluted share was $0.15 for the second quarter of fiscal year 2025, compared with net loss per diluted share of $0.33 for the second quarter of fiscal year 2024.
•Balance Sheet: Cash and cash equivalents plus marketable securities at the end of the second quarter of fiscal year 2025 totaled $2.5 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $335.1 million for the second quarter of fiscal year 2025, compared with operating income of $250.6 million for the second quarter of fiscal year 2024. Operating margin was 26% for the second quarter of fiscal year 2025, compared with 24% for the second quarter of fiscal year 2024.
•Net Income and Net Income Per Diluted Share: Net income was $255.6 million for the second quarter of fiscal year 2025, compared with net income of $189.5 million for the second quarter of fiscal year 2024. Net income per diluted share was $0.96 for the second quarter of fiscal year 2025, compared with net income per diluted share of $0.73 for the second quarter of fiscal year 2024.
•Free Cash Flow: Cash flow from operations was $351.9 million and free cash flow was $342.6 million for the second quarter of fiscal year 2025. Free cash flow margin for the second quarter of fiscal year 2025 was 27%.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”
Recent Business Highlights:
•A Leader in The Forrester Wave™: Knowledge Management Solutions, Q4 2024: Atlassian was named a Leader in The Forrester Wave for Knowledge Management Solutions, Q4 20241, the first-ever Wave for this market. Atlassian offers products like Confluence, Loom, and Rovo which allow all teams to unlock knowledge across their organization and transform traditional silos into enterprise-wide collaboration with an AI-first strategy.
•A Leader in the 2024 Gartner® Magic Quadrant™ for Marketing Work Management Platforms: Atlassian was named a Leader in the 2024 Gartner Magic Quadrant for Marketing Work Management Platforms2. Atlassian tools like Jira and Rovo, along with deep integrations across a broad network of third-party applications enable marketing teams to plan and track work, align on goals, and reduce costs and context switching.
•A Leader in the IDC MarketScape: Worldwide IT Service Management Software 2024 Vendor Assessment: Atlassian was named a Leader in the IDC MarketScape: Worldwide IT Service Management Software 2024 Vendor Assessment. Jira Service Management bridges the gap between software development and IT teams allowing customers to align service delivery with product delivery and overall goals through powerful AI-enabled features like automation and virtual agents.
•Increased Scale in Confluence Cloud: Atlassian announced the general availability of support for up to 150,000 users on a single site for Confluence Cloud, representing a 3x increase in scale. This achievement unlocks many opportunities for customers, such as further enabling migrations from Data Center to Cloud, expanding greater usage across a customer’s organization, and bringing technical and business teams together to accelerate centralized knowledge sharing and seamless collaboration.
•Expanded Strategic Partnership with Amazon Web Services: Atlassian and Amazon Web Services (AWS) announced a multi-year strategic collaboration agreement to further provide Atlassian customers access to the latest cloud-enabled services, including generative AI, underpinned by world-class security, privacy, compliance, and reliability. As part of the expanded partnership, Atlassian and AWS will establish a Cloud Center of Excellence to help streamline complex migrations for large enterprises and equip solutions partners with Cloud and AI skills, further enabling cloud migrations for millions of users.
•Customers with >$10,000 in Cloud ARR: Atlassian ended its second quarter of fiscal year 2025 with 49,449 customers with greater than $10,000 in Cloud annualized recurring revenue (Cloud ARR), an increase of 15% year-over-year.
•Ranked #1 on Fortune’s The Future 50 List: Atlassian was ranked first on Fortune’s The Future 50 List for 2024, which recognizes the companies most likely to adapt, thrive, and grow amid technological and economic change. This achievement underscores Atlassian’s commitment to fostering an innovative, collaborative, and flexible culture that enables technological advancement and incredible value delivery for customers, partners, employees, and shareholders.
•Board of Directors Update: Atlassian appointed Christian Smith to its Board of Directors. Christian is the Chief Revenue Officer at Splunk, a leader in cybersecurity and observability. Prior to this, Christian served as the Chief Revenue Officer at Nintex. Christian has more than 30 years of enterprise experience driving global sales and digital transformation which will be valuable in supporting Atlassian in its key strategic priorities of enterprise, AI, and the System of Work.
1 Forrester does not endorse any company, product, brand, or service included in its research publications and does not advise any person to select the products or services of any company or brand based on the ratings included in such publications. Information is based on the best available resources. Opinions reflect judgment at the time and are subject to change. For more information, read about Forrester’s objectivity at https://www.forrester.com/about-us/objectivity/.

2 Gartner, Magic Quadrant for Marketing Work Management Platforms, Michael McCune, Lacretia Marsh, et al., 17 December 2024. Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Press Release), and the opinions expressed in the Gartner Content are subject to change without notice. GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGIC QUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.

Financial Targets:
Atlassian is providing its financial targets as follows:
Third Quarter Fiscal Year 2025:
•Total revenue is expected to be in the range of $1,345 million to $1,353 million.
•Cloud revenue growth year-over-year is expected to be approximately 23.5%.
•Data Center revenue growth year-over-year is expected to be approximately 7.0%.
•Marketplace and other revenue growth year-over-year is expected to be approximately flat.
•Gross margin is expected to be approximately 82.0% on a GAAP basis and approximately 84.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (3.0%) on a GAAP basis and approximately 23.5% on a non-GAAP basis.
Fiscal Year 2025:
•Total revenue growth year-over-year is expected to be in the range of 18.5% to 19.0%.
•Cloud revenue growth year-over-year is expected to be approximately 26.5%.
•Data Center revenue growth year-over-year is expected to be approximately 21.5%.
•Marketplace and other revenue growth year-over-year is expected to be approximately 8.5%.
•Gross margin is expected to be in the range of 81.5% to 82.0% on a GAAP basis and in the range of 84.0% to 84.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (4.0%) on a GAAP basis and approximately 23.5% on a non-GAAP basis.
For additional commentary regarding financial targets, please see Atlassian’s second quarter fiscal year 2025 shareholder letter dated January 30, 2025.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.
Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on Atlassian’s Work Life blog at https://atlassian.com/blog/announcements/shareholder-letter-q2fy25, and the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, January 30, 2025 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.
About Atlassian
Atlassian unleashes the potential of every team. Our software development, service management and work management software helps teams organize, discuss, and complete shared work. The majority of the Fortune 500 and over 300,000 companies of all sizes worldwide - including NASA, BMW, Kiva, Deutsche Bank and Dropbox - rely on our solutions to help their teams work better together and deliver quality results on time. Learn more about our products, including Jira, Confluence and Jira Service Management at https://atlassian.com.
Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” “further,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including but not limited to risks and uncertainties related to statements about our platform, products, product features, System of Work, AI capabilities, enterprise sales, customers, strategic partnerships, leadership transitions, strategic priorities, anticipated growth, outlook and results, and our financial targets such as total revenue, Cloud, Data Center, and Marketplace and other revenue, and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.
Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://investors.atlassian.com.
About Non-GAAP Financial Measures
In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit and non-GAAP gross margin. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, gain on a non-cash sale of a controlling interest of a subsidiary and the related income tax adjustments.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.

Customers with >$10,000 in Cloud ARR
We define the number of customers with Cloud ARR greater than $10,000 at the end of any particular period as the number of organizations with unique domains with an active Cloud subscription for two or more seats and greater than $10,000 in Cloud ARR.
We define Cloud ARR as the annualized recurring revenue run-rate of Cloud subscription agreements at a point in time. We calculate Cloud ARR by taking the Cloud monthly recurring revenue (“Cloud MRR”) run-rate and multiplying it by 12. Cloud MRR for each month is calculated by aggregating monthly recurring revenue from committed contractual amounts at a point in time. Cloud ARR and Cloud MRR should be viewed independently of revenue and do not represent our revenue under GAAP, as they are operational metrics that can be affected by contract start and end dates and renewal rates.

Atlassian Corporation
Condensed Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Revenues:
Subscription	$1,213,248	$932,181	$2,345,196	$1,784,163
Other	73,215	127,929	129,048	253,722
Total revenues	1,286,463	1,060,110	2,474,244	2,037,885
Cost of revenues (1) (2)	223,127	194,536	440,751	372,565
Gross profit	1,063,336	865,574	2,033,493	1,665,320
Operating expenses:
Research and development (1) (2)	680,213	536,779	1,283,314	1,018,517
Marketing and sales (1) (2)	271,894	220,513	524,287	414,080
General and administrative (1)	168,708	157,344	315,349	300,654
Total operating expenses	1,120,815	914,636	2,122,950	1,733,251
Operating loss	(57,479)	(49,062)	(89,457)	(67,931)
Other expense, net	(7,999)	(4,639)	(27,431)	(12,974)
Interest income	25,586	22,593	54,150	47,819
Interest expense	(7,291)	(9,001)	(14,609)	(17,977)
Loss before income taxes	(47,183)	(40,109)	(77,347)	(51,063)
Provision for (benefit from) income taxes	(8,975)	44,360	84,630	65,289
Net loss	$(38,208)	$(84,469)	$(161,977)	$(116,352)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.15)	$(0.33)	$(0.62)	$(0.45)
Diluted	$(0.15)	$(0.33)	$(0.62)	$(0.45)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders:
Basic	261,147	258,601	260,812	258,254
Diluted	261,147	258,601	260,812	258,254
(1)Amounts include stock-based compensation as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Cost of revenues	$23,031	$19,213	$41,245	$36,034
Research and development	260,278	187,819	453,723	338,265
Marketing and sales	43,260	38,168	79,252	70,449
General and administrative	52,161	44,645	90,656	80,678
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Cost of revenues	$10,130	$7,056	$20,246	$12,828
Research and development	93	93	187	187
Marketing and sales	3,673	2,712	7,345	5,077

Atlassian Corporation
Condensed Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	December 31, 2024	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$2,217,604	$2,176,930
Marketable securities	251,629	161,973
Accounts receivable, net	695,661	628,049
Prepaid expenses and other current assets	156,806	109,312
Total current assets	3,321,700	3,076,264
Non-current assets:
Property and equipment, net	85,443	86,315
Operating lease right-of-use assets	172,905	172,468
Strategic investments	222,299	223,221
Intangible assets, net	272,578	299,057
Goodwill	1,292,187	1,288,756
Deferred tax assets	6,881	3,934
Other non-current assets	72,312	62,118
Total assets	$5,446,305	$5,212,133
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$190,550	$177,545
Accrued expenses and other current liabilities	531,283	577,359
Deferred revenue, current portion	1,914,090	1,806,269
Operating lease liabilities, current portion	48,644	48,953
Total current liabilities	2,684,567	2,610,126
Non-current liabilities:
Deferred revenue, net of current portion	282,155	308,467
Operating lease liabilities, net of current portion	209,097	214,474
Long-term debt	986,785	985,911
Deferred tax liabilities	20,054	20,387
Other non-current liabilities	44,092	39,917
Total liabilities	4,226,750	4,179,282
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	4,876,944	4,212,064
Accumulated other comprehensive income (loss)	(38,617)	25,300
Accumulated deficit	(3,618,775)	(3,204,516)
Total stockholders’ equity	1,219,555	1,032,851
Total liabilities and stockholders’ equity	$5,446,305	$5,212,133

Atlassian Corporation
Condensed Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(38,208)	$(84,469)	$(161,977)	$(116,352)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,149	17,012	45,976	32,096
Stock-based compensation	378,730	289,845	664,876	525,426
Deferred income taxes	(2,161)	(8,618)	(2,929)	(3,305)
Amortization of interest rate swap contracts	(6,865)	—	(14,020)	—
Net loss on strategic investments	2,611	1,442	17,903	7,690
Net foreign currency loss (gain)	(5,621)	2,237	(2,581)	2,418
Other	(968)	154	23	(1,092)
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable, net	(211,755)	(156,163)	(67,725)	(46,675)
Prepaid expenses and other assets	(25,759)	(486)	(65,673)	(23,542)
Accounts payable	24,863	33,648	14,719	623
Accrued expenses and other liabilities	30,464	59,140	(77,704)	(12,191)
Deferred revenue	183,425	135,852	81,509	91,454
Net cash provided by operating activities	351,905	289,594	432,397	456,550
Cash flows from investing activities:
Business combinations, net of cash acquired	—	(844,727)	(4,975)	(844,727)
Purchases of property and equipment	(9,336)	(5,333)	(15,487)	(9,002)
Purchases of strategic investments	(11,500)	(250)	(25,550)	(4,000)
Purchases of marketable securities and other investments	(116,619)	(69,783)	(160,323)	(139,146)
Proceeds from maturities of marketable securities	25,480	16,150	71,628	16,150
Proceeds from sales of marketable securities and strategic investments	271	41,513	4,313	61,392
Net cash used in investing activities	(111,704)	(862,430)	(130,394)	(919,333)
Cash flows from financing activities:
Principal payments of term loan facility	—	(12,500)	—	(12,500)
Repurchases of Class A Common Stock	(69,241)	(101,773)	(252,851)	(167,652)
Other	—	—	(3,143)	—
Net cash used in financing activities	(69,241)	(114,273)	(255,994)	(180,152)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(9,056)	4,063	(5,492)	783
Net increase (decrease) in cash, cash equivalents, and restricted cash	161,904	(683,046)	40,517	(642,152)
Cash, cash equivalents, and restricted cash at beginning of period	2,056,735	2,144,809	2,178,122	2,103,915
Cash, cash equivalents, and restricted cash at end of period	$2,218,639	$1,461,763	$2,218,639	$1,461,763

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Cloud	$846,962	$653,210	$1,639,268	$1,257,857
Data Center	362,281	274,758	697,875	517,701
Server	—	69,173	—	147,925
Marketplace and other (1)	77,220	62,969	137,101	114,402
Total revenues	$1,286,463	$1,060,110	$2,474,244	$2,037,885
(1) Included in Marketplace and other is premier support revenue. Premier support consists of subscription-based arrangements for a higher level of support across different deployment options. Premier support is recognized as subscription revenue on the Condensed Consolidated Statements of Operations as the services are delivered over the term of the arrangement.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Gross profit
GAAP gross profit	$1,063,336	$865,574	$2,033,493	$1,665,320
Plus: Stock-based compensation	23,031	19,213	41,245	36,034
Plus: Amortization of acquired intangible assets	10,130	7,056	20,246	12,828
Non-GAAP gross profit	$1,096,497	$891,843	$2,094,984	$1,714,182
Gross margin
GAAP gross margin	83%	82%	82%	82%
Plus: Stock-based compensation	1	2	2	2
Plus: Amortization of acquired intangible assets	1	—	1	—
Non-GAAP gross margin	85%	84%	85%	84%
Operating income
GAAP operating loss	$(57,479)	$(49,062)	$(89,457)	$(67,931)
Plus: Stock-based compensation	378,730	289,845	664,876	525,426
Plus: Amortization of acquired intangible assets	13,896	9,861	27,778	18,092
Non-GAAP operating income	$335,147	$250,644	$603,197	$475,587
Operating margin
GAAP operating margin	(4%)	(5%)	(4%)	(3%)
Plus: Stock-based compensation	29	28	27	25
Plus: Amortization of acquired intangible assets	1	1	1	1
Non-GAAP operating margin	26%	24%	24%	23%
Net income
GAAP net loss	$(38,208)	$(84,469)	$(161,977)	$(116,352)
Plus: Stock-based compensation	378,730	289,845	664,876	525,426
Plus: Amortization of acquired intangible assets	13,896	9,861	27,778	18,092
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	—	(1,378)
Less: Income tax adjustments (1)	(98,791)	(25,731)	(75,350)	(67,302)
Non-GAAP net income	$255,627	$189,506	$455,327	$358,486
Net income per share
GAAP net loss per share - diluted	$(0.15)	$(0.33)	$(0.62)	$(0.45)
Plus: Stock-based compensation	1.43	1.12	2.53	2.03
Plus: Amortization of acquired intangible assets	0.05	0.04	0.11	0.07
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	—	(0.01)
Less: Income tax adjustments (1)	(0.37)	(0.10)	(0.29)	(0.26)
Non-GAAP net income per share - diluted	$0.96	$0.73	$1.73	$1.38
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net loss per share	261,147	258,601	260,812	258,254
Plus: Dilution from dilutive securities (2)	4,546	1,051	2,422	1,030
Weighted-average shares used in computing diluted non-GAAP net income per share	265,693	259,652	263,234	259,284
Free cash flow
GAAP net cash provided by operating activities	$351,905	$289,594	$432,397	$456,550
Less: Capital expenditures	(9,336)	(5,333)	(15,487)	(9,002)
Free cash flow	$342,569	$284,261	$416,910	$447,548
(1) We utilize a fixed long-term projected non-GAAP tax rate in our computation of the non-GAAP income tax adjustments in order to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above. Additionally, we considered our current operating structure and other factors such as our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. For fiscal years 2025 and 2024, we determined the projected non-GAAP tax rate to be 26% and 27%, respectively. This fixed long-term projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Examples of the non-recurring and period specific items include but are not limited to changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. We will periodically re-evaluate this long-term rate, as necessary, for significant events. The rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix or fundamental tax law changes in major jurisdictions where we operate.
(2) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and six months ended December 31, 2024 and 2023, because the effect would have been anti-dilutive.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

Three Months Ending March 31, 2025
GAAP gross margin	82.0%
Plus: Stock-based compensation	1.5
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP gross margin	84.5%

GAAP operating margin	(3.0%)
Plus: Stock-based compensation	25.5
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP operating margin	23.5%

Fiscal Year Ending June 30, 2025
GAAP gross margin	81.5% to 82.0%
Plus: Stock-based compensation	1.5
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP gross margin	84.0% to 84.5%

GAAP operating margin	(4.0%)
Plus: Stock-based compensation	26.5
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP operating margin	23.5%